COMMUNICATIONS AND MULTIMEDIA ACT 1998

COMMUNICATIONS AND MULTIMEDIA (LICENSING) REGULATIONS 2000

INDIVIDUAL LICENCE

ORIGINAL

Serial No: 5

Licence No: NSP/I/2000/421

PURSUANT TO SECTIONS 30 AND 126 OF THE
COMMUNICATIONS AND MULTIMEDIA ACT 1998

A licence is granted to

ANGKASAX INNOVATION SDN. BHD.
(202110100761 8)

whose registered office is at 15A-16A, Bangunan Wisma Yeap Chor Ee, 10300 Georgetown, Pulau Pinang

to provide any **network service**

with effect from ....**20 OCTOBER 2022**........ until ....**19 OCTOBER 2032**...... subject to the following conditions: